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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000 relating to the financial statements and financial statement schedules of Universal Electronics Inc., which appears in Universal Electronics Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Orange County, California
September 28, 2000